UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2005

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	1225 17th Street, Suite 1875 Denver, Colorado 80202
(Address of Principal Executive Offices, including Zip Code)

(303) 277-6661 (Colorado)

(514) 521-1786 (Québec)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In light of recent reports in the press and elsewhere, Molson Coors Brewing Company reconfirmed today that it is continuing to explore a full range of options for its Brazilian business unit, Cervejarias Kaiser, which includes discussions with third parties regarding the Kaiser business.  As the company indicated in May 2005, it wants to remain in the Brazilian market, but only if it can do so on a winning basis.

This Current Report of Form 8-K, includes “forward-looking statements”. Forward-looking statements are commonly identified by such terms and phrases as “would”, “may”, “will”, “expects” or “expected to” and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or securityholders of Molson Coors Brewing Company and its subsidiaries.   All forward-looking statements in this press release are expressly qualified by information contained in the company’s filings with regulatory authorities, including the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those in any forward-looking statement are set forth in such filings. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker
Date: September 19, 2005	Name:	Samuel D. Walker
	Title:	Chief Legal Officer, Vice President and Secretary